Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Comtech Telecommunications Corp. (the “Company”) on Form 10-K for the fiscal year ended July 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael D. Porcelain, Senior Vice President and Chief Financial Officer of the Company, certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 27, 2011
 /s/Michael D. Porcelain
  Michael D. Porcelain
  Senior Vice President and Chief Financial Officer